                                                           STRICTLY CONFIDENTIAL



                              EMPLOYMENT AGREEMENT
                                     BETWEEN
                             DOANE PRODUCTS COMPANY
                                       AND
                               RICHARD A. HANNASCH


         THIS EMPLOYMENT AGREEMENT dated January 1, 1998 is made between Doane Products Company (the "Company"), a Delaware corporation, and Richard A. Hannasch (the "Executive"). This Agreement is made with reference to the following facts and objectives:

                                 R E C I T A L S

         A. The Executive shall be the Vice President - Marketing and New Products of the Company and has served the Company as an employee continuously during the past one year;

         B. The Executive acknowledges that the services previously provided by him to the Company and the services to be performed by him under this Agreement are of a special and unique character; the business of the Company is currently international in scope and the Company has plans to continue to expand its business throughout the world; and the Company competes with other persons that are or could be located in any part of the world; and in order to assure the Company that the Company will retain its value and the Company's business as a going concern, it is necessary that the Executive undertake not to utilize his special knowledge of the Company, its business and its relationships with customers and suppliers to compete with the Company if the Executive were to leave the Company.

         C. The Executive further acknowledges that, during his employment to date by the Company, he has occupied a position of trust and confidence with the Company and, during such employment, the Company has compensated him, among other purposes, to develop and preserve customer relationships and other goodwill exclusively for the Company's benefit and that, as a result, he has developed customer relationships and goodwill that are valuable and important to the Company, and has become familiar with the Company's trade secrets, including, without limitation, its profit margins, customer preferences and requirements, and with other proprietary and confidential information concerning the Company and its business.

         D. The Executive further acknowledges that, throughout his employment under this Agreement, he is expected to continue to occupy a position of trust and confidence with the Company. In return, the Company will continue to compensate him, among other purposes, to develop and preserve customer relationships and goodwill exclusively for the Company's benefit, which will be valuable and important to the Company. Further, he will likely continue to be familiar with the Company's trade secrets, including, without limitation, its profit margins, customer preferences and requirements, and with other confidential and proprietary information concerning the Company and its business.

         E. The Executive further acknowledges that the use by him for his own benefit or that of others of such goodwill, trade secrets or proprietary and confidential information or the solicitation of and/or doing business with any of the Company's customers and potential customers would have a material adverse effect on the Company and its business, and would place the Company at a substantial competitive disadvantage.

         F. The Executive further acknowledges that the agreements and covenants contained in this Agreement, and, in particular, sections 6 (Non-Competition Covenants) and 7 (Confidentiality and Proprietary Information), are essential to protect the Company and the goodwill of the Company's business, are a condition precedent to the Company's willingness to enter this Agreement and to pay the consideration set forth in this Agreement, and are necessary and reasonable in light of the particular business of the Company, his knowledge thereof and the services he has previously performed and will perform under this Agreement.

                    THE PARTIES ACCORDINGLY AGREE AS FOLLOWS:

                                    AGREEMENT

         1.       EMPLOYMENT     The Company hereby agrees to employ the
Executive, and the Executive hereby accepts employment by the Company, on the terms and conditions of this Agreement.

         2.       EMPLOYMENT TERM

                  (a) Subject to section 9 (Termination of Employment), the term of the Executive's employment under this Agreement begins on the date of this Agreement and ends on the third anniversary of that date; provided, however, that, commencing on the third anniversary of the date of this Agreement and each subsequent anniversary, the term shall be extended for an additional one year period unless either the Executive or the Company gives the other party written notice at least thirty (30) days before such anniversary that this Agreement shall terminate on the then scheduled expiration date (the "non-extension notice"). If such non-extension notice is given, this Agreement shall automatically terminate on such expiration date.

                  (b) The actual term of the Executive's employment under this Agreement, including any extension, continuation or earlier termination of the original term, is referred to in this Agreement as the "employment term."

         3. RESPONSIBILITIES During the employment term, the Executive shall serve as Vice President - Marketing and New Products, or in any other position or capacity to which he may from time to time be elected or appointed, and shall perform such services for the Company as are reasonably required by the Company, and as may be required by virtue of the offices and positions held by the Executive. The Executive agrees that, as a part of his duties under this Agreement, he may be required from time to time to perform services for affiliates of the Company. The Executive will not be required to relocate his residence outside the continental United States, but will be available for such travel as his responsibilities under this Agreement may reasonably require. The Executive shall devote his full time and best efforts to the performance of all responsibilities to the Company and its affiliates and to further their respective businesses and interests.

         4.       COMPENSATION

                  (a) The Company agrees to pay the Executive throughout the employment term an initial base salary at the rate of $120,000.00 per annum (as adjusted pursuant to the provision of this paragraph 4(a)) (the "base salary") payable in equal installments in accordance with Company payroll practices from time to time in effect. Executive's base salary will be reviewed and may be adjusted annually by the president of the Company or by the board of directors of the Company (or the compensation committee thereof) (the "board"), after taking into consideration the recommendations of the president of the Company, provided that Executive's base salary may not be decreased below his initial base salary.

                  (b) Subject to Section 9 (Termination of Employment), the Company agrees to pay the Executive throughout the employment term an annual bonus (the "annual bonus") calculated pursuant to Exhibit A attached hereto. The amount of the annual bonus payable to the Executive shall be prorated for the portion of a year the Executive is employed by multiplying the annual bonus determined pursuant to Exhibit A by a fraction with a numerator equal to the number of days of the fiscal year during which the Executive was employed, and with a denominator of 365.


         5.       OTHER EXECUTIVE BENEFITS

                  (a) The Executive shall, during the employment term, be eligible to participate in such pension, profit sharing, bonus, life insurance, hospitalization and major medical and other employee benefit plans of the Company in effect from time to time, to the extent that he is eligible under and complies with the terms of those plans, but the allocation of benefits under any plan that provides that allocations thereunder shall be in the discretion of the board shall be as determined from time to time solely by the board in its discretion.

                  (b) The Executive shall also participate in the Company's paid vacation plan but in no event shall Executive's annual entitlement be less than 4 weeks. Vacation not used by the end of a year shall be forfeited and shall not be eligible to be carried over to another year or eligible for reimbursement except as otherwise provided by Company policies.

         6.       NON-COMPETITION COVENANTS    Throughout the employment term
and commencing with the date of this Agreement and ending on the later of the end of the period that Executive receives severance pay from the Company pursuant to Section 9 or the first anniversary of the date on which the Executive ceases to be employed by the Company for any reason whatsoever, (the "Non-Compete Period"), the Executive promises and agrees that he will not: (a) directly or indirectly assist in, engage in, have any financial interest in, or participate in any way in, as an owner, partner, employee, agent, board member, or shareholder, any business that involves, in whole or in part, the design, manufacture, distribution or sale of dry pet foods (or any other business in which the Company may engage or begin preparation to engage during the employment term) or make preparation with any person to do any of the foregoing; provided, however, that the Executive may own, solely as an investment, up to 1.0% of any class of securities of any person if such securities are listed on any national or regional securities exchange; (b) call upon or have any contact with any person or any successor in interest to any person who was at any time during the Executive's last three years of employment with the Company, a customer of the Company, or call upon or have any contact with any person or any successor in interest to any person who is a prospective customer of the Company, and with whom the Executive dealt, or on whose account the Executive worked, at any time during the Executive's last three years of employment with the Company, for the purpose of (i) diverting any business of such person from the Company, or (ii) selling or offering to sell to any such customer any product or service that is of the same general type or that performs similar functions as any product or service which has been sold, provided or offered for sale by the Company at any time during the Executive's last three years of employment with the Company, (c) solicit any employee of the Company to terminate his or her employment with the Company or employ any such individual during his or her employment with the Company and for a period of twelve months after such individual terminates his or her employment with the Company, or (d) without the prior written consent of the Company's board of directors, acquire or discuss the acquisition of any ownership interest in or warrant or right to acquire any such interest, or acquire any employment or other pecuniary benefit from any person that, at the time, is a prospective candidate for or was a party to a control transaction. The term "control transaction" means any transaction or series of transactions whereby the Company or a controlling interest in the Company is acquired by another Person (whether by purchase, merger, consolidation or sale of all or substantially all of the Company's consolidated assets). The Executive acknowledges and agrees that the consideration and benefits to be provided to the Executive under this Agreement have been bargained and negotiated in exchange for, and in consideration of, Executive's agreement to abide by the terms and provisions of this section 6 and section 7 (Confidentiality and Proprietary Information). The Executive acknowledges and agrees that all of the Executive's duties and obligations under this section 6 shall survive the expiration or termination of the Executive's employment with the Company, regardless of the causes therefor.

         7.       CONFIDENTIALITY AND PROPRIETARY INFORMATION    In addition to
any common-law restriction upon the Executive's use, disclosure or exploitation of confidential, proprietary or secret information of the Company, the Executive covenants and agrees that, without prior written consent of the Company, he will not at any time during or after the employment term use for himself or disclose to or use for any other person, directly or indirectly, any secret, confidential or proprietary information of the Company, including, without limitation, the Company's processes, formulas, techniques, customer identities, preferences, requirements, reports and other sensitive customer information, servicing methods, profit margins, analyses, employee, vendor and supplier information, business or marketing plans or strategies, financial data and presentation or sales materials, technologies, computer programs, software, designs and inventions (collectively, the "confidential information"); provided, however, that the term confidential information does not include or refer to any information that is in the public domain (other than by a breach of this Agreement). The Executive acknowledges that the confidential information is vital, sensitive, confidential and proprietary to the Company. The Executive covenants and agrees that all files, reports, lists, materials, records, documents, notes, memoranda, specifications, product or other formulas, equipment and other items, and any originals, copies, recordings, abstracts or notes thereof, relating to the confidential information or the Company business that the Executive is or was either provided, prepares or prepared himself, uses or used or simply acquires or acquired during this employment with the Company (either before or during the employment term), are and shall remain the sole and exclusive property of the Company and shall be immediately returned to the Company at any time upon demand and, in all events, immediately at the end of the employment term. The Executive acknowledges and agrees that all of the Executive's duties and obligations under this section 7 shall survive the expiration or termination of the Executive's employment with the Company, regardless of the cause therefor.

         8.       REMEDIES FOR BREACH     In the event of a breach or threatened
breach of any of the Executive's duties and obligations under sections 6 (Non-Competition Covenants) or 7 (Confidentiality and Proprietary Information), the Company shall be entitled, in addition to any other legal or equitable remedies the Company may have in that connection (including any right to damages that the Company may suffer), to a temporary, preliminary, and/or permanent injunction restraining such breach or threatened breach. The Executive hereby expressly acknowledges that the harm that might result to the Company's goodwill or its relationships with customers, or as a result of the disclosure or use of the confidential information, is largely irreparable. The Executive specifically agrees that, in the event there is a question as to the enforceability of sections 6 (Non-Competition Covenants) or 7 (Confidentiality and Proprietary Information), the Executive will not engage in any conduct inconsistent with or contrary to either of such sections until after the question has been resolved by a non-appealable final judgement.

         9.       TERMINATION OF EMPLOYMENT

                  (a) The employment term and the Executive's employment by the Company shall terminate: (i) upon the death of the Executive; (ii) upon the disability of the Executive (as defined in section 9(b)(2)) upon thirty (30) days prior written notice given by the Company to the Executive; (iii) for cause (as defined in section 9(b)(1)), immediately upon the giving of written notice thereof by the Company to the Executive or at such later time as the notice may specify; (iv) without cause, upon not less than thirty (30) days prior written notice given by the Company to the Executive, or (v) voluntarily by the Executive upon not less than thirty (30) days prior written notice given to the Company by the Executive.

                  (b)      In this section 9:

                           (1) "Cause" means; (a) the Executive has been indicted for or convicted of a felony; (b) the commission of any act by Executive constituting financial dishonesty against the Company (including fraud or embezzlement); (c) gross dereliction of duty to the Company (other than by reason of death or disability) after Executive has been advised by the board of directors or the Company's president of any such dereliction of duty (whether of the same or similar nature) and has been given an opportunity to correct his performance; (d) commission of an act involving moral turpitude which (i) brings the Company into public disrepute or disgrace, or (ii) causes material injury to the customer relations, operations or the business prospects of the Company;
                           (e) the repeated refusal or failure by Executive to follow the lawful directives of the board of directors or the president of the Company; or (f) the material breach by Executive of the provisions of this Agreement.

                           (2) "Disability" refers to any circumstances in which the Executive, by reason of illness, incapacity or other disability, has failed to perform his duties or fulfill his obligations under this Agreement for a cumulative total of 180 days in any 12-month period.

                  (c) Upon the termination of the Executive's employment under the Agreement, the employment term shall end and all rights of the Executive under this Agreement shall terminate, except that the Executive shall nonetheless be entitled to receive the following:

                           (1) If the termination occurs by reason of the death or disability of the Executive, the Executive shall be entitled to receive the base salary accrued through the date of termination and annual bonus prorated through the date of termination.

                           (2) If the termination is made by the Company without cause, or as a result of the Company delivering a non-extension notice (but not as a result of the Executive delivering a non-extension notice to the Company), the Executive shall be entitled to receive severance pay equivalent to his base salary and annual bonus, if and as each would have been payable if the Executive had not been so terminated, for the period commencing on the first day after the date of termination and terminating on the first anniversary of the date on which Executive ceases to be employed by the Company. With respect to the annual bonus, for the year in which the termination of employment occurred, the Executive shall receive the annual bonus the Executive would have been entitled to receive if the Executive had remained employed for the entire year, and for the last calendar year in which the Executive is receiving severance payments, the Executive shall receive a pro rata portion of the annual bonus the Executive would have been entitled to receive if the Executive had remained employed for the entire year with such pro rata portion being equal to a fraction with a numerator equal to the number of days of the fiscal year during which the Executive receives severance pay and with a denominator of 365.

                           (3) If the termination is made by the Company without cause, or as a result of the Company delivering a non-extension notice, and such termination occurs after a control transaction whereby Ralston Purina Company or any of its subsidiaries or affiliates has acquired the Company, the Executive shall be entitled to receive severance pay equal to his base pay and annual bonus, with such amounts being calculated in the same manner as set forth above, except that the annual bonus for each of such years shall be 50% of the annual base salary at the time of termination of employment, for the period commencing on this first day after the date of termination and terminating on the third anniversary of the date the Executive ceases to be employed by the Company.

                           (4) If the termination is made by the Company for cause, or voluntarily by Executive, the Executive shall be entitled to receive his base salary through the date of termination. If any termination for cause made by the Company is ever ultimately determined by an court, agency or other tribunal to have been without cause, then the Company's sole liability under the Agreement or otherwise at law or in equity shall be to pay the Executive those amounts that would have otherwise been paid to the Executive under section 9(c)(2) (Termination of Employment, without cause) and the reasonable attorney's fees and costs incurred by the Executive in successfully obtaining this determination from the court, agency or other tribunal.

                           (5) To the extent permitted by law or group insurance plans maintained for the Company's employees, Executive will be entitled to continue coverage under any health, disability and life insurance program during the period Executive is receiving severance payments in accordance with paragraphs 9(c)(1) through (4), at no cost to the Executive. The Executive's rights will continue under benefit programs that, by their own terms or by law, extend beyond the date of termination or continued coverage provided for in the preceding sentence, including, without limitation, health care under COBRA, pension, stock purchase or stock option agreements, and non-qualified salary continuation agreements.

         10.      NOTICE   Any notice required or permitted to be given under
this agreement must be in writing and is effectively given:

         (1) To the Company, when signed by the Executive and delivered in person to the chairman of the board, president, or secretary (excluding the Executive) of the Company, or, one day after the date sent by national commercial courier for next day delivery, or two days after the date mailed, by certified or registered mail, postage prepaid, in either case to the address set forth below, or at such other address as the Company may designate for this purpose in a notice given to the Executive.

                                    Attn: Chief Executive Officer
                                    Doane Products Company
                                    P.O. Box 879
                                    West 20th & State Line Road
                                    Joplin, MO 64802

         (2) To the Executive, when signed by an officer of the Company (excluding the Executive) and delivered to the Executive in person, or, one day after the date sent by national commercial courier for next day delivery, or two days after the date mailed, by certified or registered mail, postage prepaid, in either case to the address set forth under the Executive's signature at the end of this Agreement or at such other address as the Executive may designate for this purpose in a notice given to the Company.

         11. INVALIDITY OF PROVISIONS If any provision of this Agreement is adjudicated to be invalid or unenforceable under applicable law, the validity or enforceability of the remaining provisions shall be unaffected. To the extent that any provision of this agreement is adjudicated to be invalid or unenforceable because it is over broad, that provision shall not be void but rather shall be limited only to the extent required by applicable law and enforced as so limited.

         12.      ENTIRE AGREEMENT; WRITTEN MODIFICATIONS    This Agreement
contains the entire agreement between the parties and supersedes all prior or contemporaneous representations, promises, understandings and agreements between the Executive and the Company. This Agreement may not be changed except by written agreement of the parties.

         13.      GOVERNING LAW     In light of the Company's contacts with the
state of Missouri and its significant interest in insuring that disputes as to the validity and enforceability of section 6 (Non-Competition Covenants) and 7 (Confidentiality and Proprietary Information) of this Agreement are resolved on a uniform basis, the Executive and the Company agree that any litigation involving noncompliance with or alleged breach of sections 6 (Non-Competition Covenants) or 7 (Confidentiality and Proprietary Information) must be filed and conducted in Missouri and the Executive and the Company consent to the personal jurisdiction of the federal and state courts sitting in Missouri for purposes of any such litigation. This Agreement shall be governed by the internal laws of the State of Missouri without regard to Missouri conflict of laws principles.

         14.      CERTAIN DEFINED TERMS     In this agreement:

                           (1) "Affiliate" of the Company means any person controlling, controlled by or under common control with the Company.

                           (2)     "Annual bonus" is defined in section 4(b).

                           (3)     "Base salary" is defined in section 4(a).

                           (4)     "Board" is defined in section 4(a).

                           (5)     "Company" as used in sections 6
                           (Non-Competition Covenants) and 7 (Confidentiality and Proprietary Information), includes each affiliate of the Company for which the Executive performs services at any time during his employment if the affiliate is engaged in any business that involves, in whole or in part, the design, manufacture, distribution or sale of dry pet foods (or any other business in which the Company may engage or begin preparation to engage during the employment term).

                           (6)     "Control transaction" is defined in section
                           6(d).

                           (7)     "Employment term" is defined in section 2(b).

                           (8)     "Non-extension notice" is defined in section
                           2(a).

                           (9) "Person" includes any individual, trust, estate, business trust, partnership, corporation, unincorporated association, governmental entity, limited liability company and any other juridical person.

         15.      COMPANY'S AND EXECUTIVE'S RIGHT TO RECOVER COSTS    The
Company and the Executive undertake and agree that, if either party breaches or threatens to breach any provision of this Agreement, the breaching party shall be liable for reasonable attorneys' fees and costs incurred by the other party in enforcing its rights under this Agreement.

         16.      RULE OF CONSTRUCTION    The rule of construction to the effect
that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement.

         17.      TOLLING     In view of the parties' recognition and agreement
that the Company is entitled after the expiration or termination of the employment term to certain limited protection from competition by the Executive, the Executive and the Company agree that the running of the period set forth in section 6 (Non-Competition Covenants) shall be tolled during any period of time in which the Executive violates that section.

         18.      SUCCESSORS AND ASSIGNS      The Company may assign this
Agreement or any right or interest under this Agreement to any person that hereafter becomes an affiliate of the Company or to any person to which the Company sells all or any substantial part of its assets and, in such event, the Company shall, automatically upon the assignee's assumption of the Company's obligations hereunder, be released from any such obligations. This Agreement shall inure to the benefit of the Company, and its successors and assigns.

         19.      NONWAIVER OF RIGHTS     The Company's or the Executive's
failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of the Company or the Executive thereafter to enforce each and every provision in accordance with the terms of this Agreement.

           - The remainder of this page is intentionally left blank -

            PLEASE NOTE: BY SIGNING THIS AGREEMENT, THE EXECUTIVE IS
        HEREBY CERTIFYING THAT THE EXECUTIVE (A) RECEIVED A COPY OF THIS
          AGREEMENT FOR REVIEW AND STUDY BEFORE EXECUTING IT; (B) READ
         THIS AGREEMENT CAREFULLY BEFORE SIGNING IT; (C) HAD SUFFICIENT
         OPPORTUNITY BEFORE SIGNING THIS AGREEMENT TO ASK ANY QUESTIONS
              THE EXECUTIVE HAD ABOUT THIS AGREEMENT AND RECEIVED
          SATISFACTORY ANSWERS TO ALL SUCH QUESTIONS; (D) UNDERSTANDS
          THE EXECUTIVE'S RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT;
        AND (E) EXECUTED AND DELIVERED THIS AGREEMENT AT THE OFFICES OF
                        THE COMPANY IN JOPLIN, MISSOURI.

           EXECUTED AND EFFECTIVE as of the date first written above.

WITNESS:                                    DOANE PRODUCTS COMPANY

/s/ Barbara McKee                           /s/ Bob L. Robinson
----------------------------------          ------------------------------------
                                            Bob L. Robinson
                                            President and CEO

WITNESS:                                    EXECUTIVE:

/s/ Sherry Williams                         /s/ Richard A. Hannasch
----------------------------------          ------------------------------------

                                            2514 E. 12th
                                            ------------------------------------
                                            Street Address

                                            Joplin, MO 64801
                                            ------------------------------------
                                            City, State, Zip Code

                                                                       EXHIBIT A

                             DOANE PRODUCTS COMPANY

                              ANNUAL BONUS PROGRAM

         1. For each fiscal year of the Company during the employment term, the board, after taking into consideration the recommendations of the president of the Company, will establish objectives comprised of both corporate and individual goals (each goal will be referred to herein as a "Target"), as well as the percentage weighting (the "weight") that will apply to each Target, wherein the sum of the weights shall equal 100%.

         2. For the Company's 1998 fiscal year, the board will set an EBITDA Target for the Company and its subsidiaries which will be weighted at 100% for the calculation of the bonus payable under this program for the 1998 fiscal year. The term "EBITDA" will have the same meaning as set forth in the DPC Acquisition Corp. Option Agreements granted under the DPC Acquisition Corp. 1996 Stock Option Plan.

         3. For purposes of computing the Executive's annual bonus, the bonus will be equal to 50% of his base salary in effect at the end of the fiscal year (the "base bonus") and the annual bonus will be computed by summing the percentages earned for each Target, as determined by computing the sum of paragraphs in 3(a) through 3(d) below for each Target that has been assigned a weight, and then multiplying that sum times the base bonus.

                           (a) Where the actual performance exceeds 85% of the
                  Target for such fiscal year, Executive will receive 55% of the weight assigned for the Target.

                           (b) For each of the first full 15 percentage points
                  by which actual performance exceeds 85% of the Target, Executive will receive 3% of the weight assigned for the Target. The maximum which Executive may receive under this paragraph 3(b) cannot exceed 45% of the weight assigned for the Target.

                           (c) For each of the first full 15 percentage points
                  by which the actual performance exceeds 100% of the Target, Executive will receive 6% of the weight assigned for the Target. The maximum which Executive may receive under this paragraph 3(c) cannot exceed 90% of the weight assigned for the Target.

                           (d) For each full percentage point by which the
                  actual performance exceeds 115% of the Target, Executive will receive 9% of the weight assigned for the target.

         For illustrative purposes, assume the Executive's base bonus is $30,000 and his weighting is as follows:

                           Target   Weight           Description of Target
                           ------   ------           ---------------------
                              1       50%            Corporate EBITDA
                              2       35%            Territory Margin Contribution
                              3       15%            Expense Control

                  Bonus Calculation:

                                      Assumed         % Earned                          Weighted
                           Target   Performance       for Target       Weight           % Earned
                           ------   -----------       ----------       ------           --------
                               1         95%             85%        x    50%      =       42.5%
                               2        120%            235%        x    35%      =       82.3%
                               3         80%              0         x    15%      =          0
                                                                                        --------

                                                     % of base bonus earned               124.8%
                                                     Base bonus                         $30,000
                                                     Bonus earned                       $37,440

         4. In the event that, after the setting of the Targets, the Company or any of its subsidiaries acquires additional assets, entities or subsidiaries that produce the same or similar products, which acquisition, either singly or together with one or more other acquisitions, the board determines in good faith may significantly affect the Targets for the fiscal year, the board may, in good faith, either (a) adjust such Targets to reflect the projected effect of such acquisition or acquisitions on any Targets or (b) exclude the effects of such acquisition or acquisitions on the Targets for purposes of determining Executive's annual bonus by calculating the Targets for such fiscal year on a pro forma basis as though such acquisition or acquisitions had not been consummated. Similarly, in the event that, after setting the Targets, the Company is acquired by another Person (whether by purchase, merger, consolidation or sale of all or substantially all of the Company's consolidated assets) and the board determines in good faith that such acquisition may significantly affect the Targets for the fiscal year, the board may, in good faith, either (x) adjust such Targets to reflect the projected effect of such acquisition on any Target or (y) exclude the effects of such acquisition on the Targets for purposes of determining Executive's annual bonus by calculating the Targets for such fiscal year on a pro forma basis as though such acquisition had not been consummated.

         5. The annual bonus payable for any fiscal year will be paid within 30 days after the delivery of the Company's audited financial statements for such fiscal year. In the event of any dispute between the Company and Executive as to the amount of the bonus for any fiscal year, such dispute will be resolved by the

Company's auditors or any one of Price Waterhouse, Arthur Andersen, or Ernst
& Young, or their successors, as selected by the board, by having such accounting firm calculate the amount of the bonus for such fiscal year utilizing the Company's audited financial statements for such fiscal year. The decision of such accounting firm will be final and binding on the Company and Executive.

         6. Except as otherwise provided herein, capitalized terms used herein which are not defined herein have the meanings given to such terms under the Employment Agreement to which this Annual Bonus Program is attached.